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                                                                 EXHIBIT 10.12.2

[EXULT LOGO]

MEMORANDUM

To:      Steven Unterberger

From:    James McLelland

Date:    02/29/00

Re:      Compensation

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This memorandum is to confirm the consensus recommendation made by the compensation committee. Effective January 1, 2000 your base compensation increased to an annual $400,000. The bonus target amount will remain at 50% or $200,000 payable at the fiscal year end.

JM/rma